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Exhibit 10.3

Performance Share Award Agreement

Staples, Inc. Employer ID: 04-2896127 500 Staples Drive Framingham, MA 01702
«FirstName» «LastName»	EMPLOYEE ID:
«Address1»	LOCATION:
«Address2» «City», «State» «Zip» «Country»

        Staples, Inc. ("Staples") hereby agrees to award to the recipient named above (the "Recipient") on the date set forth below (the "Award Date") the number of shares of Common Stock of Staples (the "Shares"), in accordance with and subject to the terms, conditions, and restrictions of this Agreement (as defined below). If the conditions described below are satisfied, such award will be made under the terms of Staples' Amended and Restated 2004 Stock Incentive Plan, as further amended or restated from time to time (the "Plan"), on the Award Date.

Date of Agreement:	July 1, 2009
Performance Period:	FY 2009
Total Number of Shares @ Target:	[ ]
Award Date:	See section 2(b) of the PSA
Vesting Dates:	See below

Vesting Date	Percentage of Shares Vesting on Vesting Date
First anniversary of the Award Date	33%
Second anniversary of the Award Date	33%
Third anniversary of the Award Date	34%

        By your acceptance of this Performance Share Award Agreement, you agree that any Shares will be awarded under and governed by the terms and conditions of the Plan and by the terms and conditions of the Staples Performance Share Award Agreement—Terms and Conditions ("PSA"), which is attached hereto (this Performance Share Award Agreement and the PSA are together referred to as the "Agreement").

        Performance Objective:    The following Performance Objective must be satisfied for an award of Shares to be made under this Agreement. As more fully described in the PSA, the number of Shares awarded on the Award Date shall be determined based on the extent to which the FY 2009 Earnings

Per Share (EPS) Objective is achieved. All awards of Shares require certification of the Staples Board of Directors that the Performance Objective has been satisfied.

Performance Share Payout Schedule
	FY 2009 EPS*	% Target Shares Earned and Awarded
Threshold		70%
Target		100%
		150%
Maximum		200%

*
For purposes of this Agreement, "EPS" means earnings per share on a fully diluted basis calculated in a manner consistent with the method used by Staples for financial planning purposes.

Accepted by:	Staples, Inc.
«FirstName» «LastName»	Ronald L. Sargent Chairman and Chief Executive Officer

PERFORMANCE SHARE AWARD AGREEMENT—Terms and Conditions

1.    Award.    If all the conditions set forth in this Agreement are satisfied, on the Award Date an award of Shares will be made under the Plan to the Recipient named in the accompanying Performance Share Award Agreement. No Shares will be delivered to the Recipient or transferred into the Recipient's name until the Award Date (except as provided in Section 7), and the Recipient shall have no rights to any Shares or any rights associated with such Shares (such as dividend or voting rights) until the relevant Award Date (if an award of Shares on the Award Date shall be made, the Recipient (a) shall have the right to vote the Shares and act in respect of the Shares at any meeting of stockholders, but (b) shall not have any rights to receive cash dividends with respect to any unvested Shares). Except where the context otherwise requires, the term "Staples" shall include any parent and all present and future subsidiaries of Staples as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Performance Share Award Agreement.

2.    Conditions for the Award.    Except as provided in Sections 3 and 7, an award of Shares on the Award Date shall be made, and the shares shall be considered to "vest", only if:

        (a)   The Recipient is, and has continuously been, an employee of, or a consultant to, Staples (or any Surviving Corporation (as defined below)) beginning with the date of this Agreement and continuing through the Vesting Date; and

        (b)   The Performance Criteria set forth in the accompanying Performance Share Award Agreement are satisfied during the Performance Period. The Staples Board of Directors, upon recommendation of the Compensation Committee, must determine and certify on the date of its first regularly scheduled meeting in FY 2010 (generally in March) whether, and to what extent, the Performance Criteria have been achieved. The date on which the Board of Directors certifies that the Performance Criteria have been satisfied shall be the "Award Date" for purposes of this Agreement. In making its determination, the Compensation Committee may adjust the Performance Criteria to take into account accounting changes, certain acquisitions and divestitures and related charges, other special one-time or extraordinary gains and/or losses and other one-time or extraordinary events as permitted under the Plan; provided that the Compensation Committee may not adjust the Performance Criteria to take into account foreign currency exchange rate fluctuations, changes in corporate tax rates or recurring store closures consistent with historic patterns (with widespread, out of the ordinary store closures not being consistent with historic patterns). Awards of Shares will be interpolated between the percentages set forth in the Performance Share Award Agreement under the heading "% Target Shares Earned and Awarded" based on actual results. If the minimum Threshold FY 2009 EPS is not achieved during the Performance Period, no Shares will be issued or awarded and this Agreement will be of no force or effect.

3.    Employment Events Affecting Payment of Award.

        (a)   Except as provided in Section 3(b) and in Section 7, if the Recipient terminates employment with Staples (i) on or prior to the Award Date or (ii) after the Award Date but prior to a Vesting Date, for any reason or no reason, with or without cause, no Shares will be issued, no unvested Shares will vest and this Agreement will be of no further force or effect. In addition, no Shares will be issued or vest pursuant to this award during any period that the Recipient is suspended for an offense which could lead to a termination by Staples for "cause" (as defined below).

        (b)   If the Recipient (i) dies or (ii) becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code), in each case on or prior to the Award Date, then the Recipient or his estate will nevertheless be awarded on the Award Date the number of Shares determined under Section 2(b) hereof as if the Recipient were still employed on the Award Date and such Shares will be fully vested. If the Recipient (i) dies or (ii) becomes disabled (within the meaning of Section 22(e)(3)

of the Internal Revenue Code), in each case after the Award Date but prior to a Vesting Date, all unvested Shares shall fully vest.

        (c)   If (i) the Recipient's relationship with Staples is terminated by Staples for Cause (as defined below) or (ii) if the Recipient retires or resigns and Staples determines within six months thereafter that the Recipient's conduct prior to his retirement or resignation warranted discharge for Cause, or (iii) Staples determines that the Recipient's conduct after termination of the employment relationship fails to comply with the terms of any non-competition, non-solicitation or confidentiality provision contained in any employment, consulting, advisory, proprietary information, non-competition, non-solicitation or other similar agreement between the Recipient and Staples, then, without limiting any other remedy available to Staples, the Shares shall be repurchased by Staples at a repurchase price of zero and ownership of all right, title and interest in and to the such shares shall be forfeited and revert to Staples as of the date of such determination; or, if the Recipient no longer owns such shares at such time, Staples shall be entitled to recover from the Recipient the gross profit earned by the Recipient upon the disposition (whether by sale, gift, donation or otherwise) of such shares.

4.    Delivery of Shares.    Staples shall, within 30 days of a Vesting Date (or, if applicable, the date the Shares vest under Section 7), effect the issuance of the Shares by delivering the Shares to a broker designated by the Recipient.

5.    No Special Employment or Similar Rights.    Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind Staples to continue the employment or other relationship of the Recipient with Staples for the period prior to or after the Award Date.

6.    Adjustment Provisions.

        (a)    Changes in Capitalization.    In the event of any change in capitalization of Staples, as described in Section 9(a) of the Plan, the Recipient shall, with respect to the Shares, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 9(a) of the Plan.

        (b)    Liquidation or Dissolution.    In the event of a liquidation or dissolution of Staples, this Agreement shall be of no further force or effect and no Shares shall be awarded hereunder, provided that if such liquidation or dissolution also constitutes a Change in Control as defined in Section 7(a) hereof, then the provisions of Section 7 and not the provisions of this Section 6(b) shall govern.

        (c)    Reorganization Event.    In the event of a Reorganization Event as defined in Section 9(c)(1) of the Plan, the Recipient shall, with respect to the Shares, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 9(c) of the Plan; provided that if such Reorganization Event also constitutes a Change in Control as defined in Section 7(a) hereof, then the provisions of Section 7 and not the provisions of this Section 6(c) shall govern.

        (d)    Board Authority to Make Adjustments.    Any adjustments under this Section 6 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued with respect to Shares on account of any such adjustments.

7.    Change in Control.

        (a)    Definitions.    For purposes of this Agreement, the following terms shall have the following meanings:

            (i)  A "Change in Control" shall be deemed to have occurred if (A) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than Staples, any trustee or other fiduciary holding securities under an employee benefit plan of Staples, or any corporation owned directly or indirectly by the stockholders of

  Staples in substantially the same proportion as their ownership of stock of Staples), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Staples representing 30% or more of the combined voting power of Staples' then outstanding securities (other than pursuant to a merger or consolidation described in clause (1) or (2) of subsection (C) below); (B) individuals who, as of the date hereof, constitute the Board of Directors of Staples (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Staples' stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Staples, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (C) the stockholders of Staples approve a merger or consolidation of Staples with any other corporation, and such merger or consolidation is consummated, other than (1) a merger or consolidation which would result in the voting securities of Staples outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of Staples or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of Staples (or similar transaction) in which no "person" (as defined above) acquires more than 30% of the combined voting power of Staples' then outstanding securities; or (D) the stockholders of Staples approve an agreement for the sale or disposition by Staples of all or substantially all of Staples' assets, and such sale or disposition is consummated.

           (ii)  "Surviving Corporation" shall mean (x) in the case of a Change in Control pursuant to clause (A) or clause (B) of Section 7(a)(i), Staples; (y) in the case of a Change in Control pursuant to clause (C) of Section 7(a)(i), the surviving or resulting corporation in such merger or consolidation; and (z) in the case of a Change in Control pursuant to Clause (D) of Section 7(a)(i), the entity acquiring the majority of the assets being sold or disposed of by Staples.

          (iii)  "Cause," as determined by Staples or the Surviving Corporation (which determination shall be conclusive), shall mean:

            (A)  Willful failure by the Recipient to substantially perform his or her duties with Staples (other than any failure resulting from incapacity due to physical or mental illness); provided, however, that Staples has given the Recipient a written demand for substantial performance, which specifically identifies the areas in which the Recipient's performance is substandard, and the Recipient has not cured such failure within 30 days after delivery of the demand. No act or failure to act on the Recipient's part will be deemed "willful" unless the Recipient acted or failed to act without a good faith or reasonable belief that his or her conduct was in Staples' best interest; or

            (B)  Breach by the Recipient of any provision of any employment, consulting, advisory, proprietary information, non-disclosure, non-competition, non-solicitation or other similar agreement between the Recipient and Staples, including, without limitation, the Proprietary and Confidential Information Agreement and/or the Non-Compete and Non-Solicitation Agreement; or

            (C)  Violation by the Recipient of the Code of Ethics or an attempt by the Recipient to secure any improper personal profit in connection with the business of Staples; or

            (D)  Failure by the Recipient to devote his or her full working time to the affairs of Staples except as may be authorized in writing by Staples' CEO or other authorized Company official; or

            (E)  The Recipient's engagement in business other than the business of Staples except as may be authorized in writing by Staples' CEO or other authorized Company official; or

            (F)  The Recipient's engagement in misconduct, which is demonstrably and materially injurious to Staples.

        (b)    Effect of Change in Control.    Notwithstanding the provisions of Section 2, if while the Recipient is employed by Staples (1) a Change in Control of Staples occurs on or prior to the Award Date, then the greater of (X) a number of Shares determined as if the Target FY 2009 EPS were achieved or (Y) the number of Shares determined to be issuable under Section 2(b) of this Agreement will be awarded and fully vest or (2) if a Change in Control of Staples occurs after the Award Date but prior to a Vesting Date, all unvested Shares will fully vest, in each case, if:

            (i)  At the time the Change in Control is deemed to occur, the Recipient:

            (A)  Is not offered employment with the Surviving Corporation (or is not allowed to continue his or her employment, if the Surviving Corporation is Staples) in a position (1) in which the title, employment duties and responsibilities, conditions of employment, and the level of compensation and benefits are at least equivalent to those in effect during the 90-day period immediately preceding the Change in Control and (2) that does not involve a relocation of the Recipient's principal place of employment of more than an additional 50 miles from the Recipient's primary residence at the time of the Change in Control, or

            (B)  Does not accept (or continue) employment with the Surviving Corporation (regardless of position, compensation or location) (other than as a result of retirement); or

           (ii)  Within one year following the date of the Change in Control, the Recipient either:

            (A)  Is discharged without Cause; or

            (B)  Resigns or retires because his or her title or employment duties and responsibilities are diminished, his or her conditions of employment are adversely changed, the level of his or her compensation and benefits are reduced, or his or her principal place of employment is relocated by more than an additional 50 miles from his or her primary residence at the time of the Change in Control.

Vesting of Shares pursuant to clause (i) above will be effective immediately prior to the Change in Control. Vesting of Shares pursuant to clause (ii) above will be effective upon the date of discharge, resignation or retirement. The effective date for vesting pursuant to this Section 7(b) will be considered a Vesting Date hereunder.

8.    Withholding Taxes.    Staples' obligation to deliver the Shares shall be subject to the Recipient's satisfaction of all applicable federal, state and local income and employment tax withholding requirements. Staples may deduct any such tax obligations from any payment of any kind otherwise due to the Recipient, including salary and bonus payments, and may withhold or sell a sufficient number of Shares on behalf of the Recipient to satisfy such tax obligations. Subject to Staples' prior approval, which may be withheld in its sole discretion, the Recipient may elect to satisfy such tax withholding obligations (i) by causing Staples to withhold Shares or (ii) by delivering to Staples shares of Common Stock already owned by the Recipient.

9.    Transferability.    This Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) (collectively, a "transfer") by the Recipient, except that this Agreement may be transferred by the laws of descent and distribution. The

Recipient may only transfer Shares that may be issued pursuant to this Agreement following a Vesting Date.

10.    Miscellaneous.

        (a)   Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by Staples and the Recipient unless the Board of Directors determines that the amendment or modification, taking into account any related action, would not materially and adversely affect the Recipient.

        (b)   All notices under this Agreement shall be mailed or delivered by hand to Staples at its main office, Attn: Secretary, and to the Recipient to his or her last known address on the employment records of Staples or at such other address as may be designated in writing by either of the parties to one another.

        (c)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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  Exhibit 10.3